Exhibit 10.16

SALES CONTRACT FOR BATTERY SWAPPING VEHICLES

CNT.NO.：

DATE：	January 16, 2025.

This SALES CONTRACT FOR BATTERY SWAPPING VEHICLES(“the Contract”) is signed on and effective as of [16th Jan, 2025 (“Effective Date”) by and between SHANGHAIYOUXU NEW ENERGY TECHNOLOGY CO.LTD (hereinafter named as “the seller”) and TREEP MOBILITY GROUPS.A.C. (hereinafter named as “the buyer”).The buyer agreed to buy battery swapping vehicles with terms and conditions as follows:

1. COMMODITY

ITEM	BRAND	DESCRIPTION	QTY.	UNIT PRICE (USD)	AMOUNT (USD)
1	UNEX	EP-03 Electric Three Wheeler (ONLYINCLUDING VEHICLE BODY, WITHOUT BATTERY)	1	2100.00	2100.00
2	UNEX	EP-02 Electric Two Wheeler	10	1440.00	14400.00
		(ONLY INCLUDING VEHICLE BODY, WITHOUT BATTERY)
3	UNEX	BATTERY SWAPPING CABINET (9 Bases)	1	1700.00	1700.00
4	UNEX	BATTERY SWAPPING CABINET (6 Bases)	1	1800.00	1800.00
					20,000.00
ONLY.：20,000.00
Total Amount:USD 20,000.00

Both the buyer and the seller agree that the Commodity under the Contract only include the vehicle body and do not include battery.

2. TERMS OF PAYMENT

By telegraphic transfer,full payment shall be made within 7 days after the contract is signed.

3. BANKING DETAILS

Seller’s bank

Bank name	CHINA MERCHANTS BANK H.O.SHENZHEN
Bank address	China Merchants Bank.TowerN0.7088,Shennan Boulevard,Shenzhen,China
Bank account	SHANGHAI YOUXU NEW ENERGY TECHNOLOGY CO.,LTD
Account number	755954518510802
SWIFT	CMBCCNBS

Buyer’s bank

Bank name	BBVA BANCO CONTINENTAL
Bank address	Av.República de Panamá 3055-San Isidro,Lima- Perú.
Bank account	TREEPMOBILITY GROUP S.A.C.

4. DELIVERY

The Commodity shall be delivered on the DDP(the “Designated Port”) in accordance with the Incoterms 2010.

5. TITLE AND RISKS OF LOSSES

The title and risks of loss or damage of any part or entirety of the Commodity shall pass from seller to buyer when such part or entirety of the Commodity has been picked up by the buyer.

6. ACCEPTANCE

When the buyer picks up the Commodity from the Place designated by the seller, an acceptance inspection of the Commodity shall be conducted within 2 days, including the packaging,appearance,quantity,specifications and driving conditions of the Commodity,and the buyer shall sign the “Commodity Acceptance Certificate “.If the buyer fails to accept or refuses to accept the Commodity within 2 days,it shall be deemed that the Commodity have been accepted as qualified.

7. DOCUMENTS

The seller shall present the following documents to the buyer:

① Signed commercial invoice

② Packing list

8. FORCE MAJEURE

Seller shall not be held responsible for the delay in shipment or non-delivery of the Commodity due to Force Majeure,which might occur during the process of manufacturing or in the course of loading,such as earthquake,flood,typhoon and other natural disasters,war,strike and other objective circumstances that the seller cannot resist,avoid or overcome.Seller shall advise buyer immediately of the occurrence mentioned above and within fourteen (14)days thereafter.Seller shall send by facsimile or express mail service to buyer for buyer’s acceptance the certificate of the accident issued by the competent government authorities where a Force Majeure event occurs as evidence thereof.

9. TERMINATION

Seller may terminate this Contract:

1) if buyer substantially breaches its obligations under this Contract and fails to cure such breach within the correction period fixed by seller after receipt of seller’s notification of curing the breach;or

2) if there is an unequivocal indication that buyer will not perform its obligations under this Contract when such performance is due,or a situation occurs and shows that buyer’s failure to fulfill its obligation under this contract is inevitable.

10. REMEDIES FOR BREACH

In the event that buyer defaults in payment under Article 2,for each day of delay, buyer shall pay a late fee equal to 0.5%of the total amount due and payable to the seller per day.If the above liquidated damages are not sufficient to cover the damages and losses incurred by seller as a result of buyer’s delay in or refusal to payment,buyer shall compensate for all the losses or damages incurred by seller, including but not limited to all reasonable costs of collection of unpayable amount,such as all court costs and reasonable attorneys’counsel fees and expenses incurred by seller in attempting to collect past due amounts.

11. ARBITRATION

In case of any dispute,the seller and the buyer shall negotiate to resolve it.If no agreement can be reached through negotiation,the dispute shall be submitted to Hong Kong International Arbitration Centre for arbitration in accordance with its current valid rules.The place of arbitration shall be China Hong Kong and the language of arbitration shall be English.The tribunal shall consist of three (3) arbitrators appointed in accordance with the arbitration rules thereof.The Parties further acknowledge and agree that the arbitration award shall be final and binding upon the Parties.The arbitration fees and attorneys’fees shall be borne by the losing Party,unless the arbitration tribunal states otherwise.

12. GENERAL

12.1	This Contract contains the entire understanding between the parties with respect to the transactions contemplated hereby and can only be amended by a written agreement.

Any	prior agreement,written or verbal is deemed merged herein and shall be superseded by this contract.

12.2	The annexes to this Contract are an integral part of this Contract and have the same legal effect as the main body of the Contract.

12.3	This Contract may be executed simultaneously in two(2)counterparts,each of which shall be deemed to be an original.

12.4	Any information contained herein shall be kept highly confidential,and shall not be subsequently disclosed to third parties or reproduced in any way,except to third parties who are necessary to the implementation of the Contract.

12.5	This Contract is executed in both English and Chinese versions.If there is any discrepancy between the English version and the Chinese version,the English version shall prevail.

IN WITNESS WHEREOF,the parties hereto have caused this Contract to be executed by their authorized representatives as of the day and year hereunder written.

/s/ TREEP MOBILITY GROUP S.A.C.		/s/ Shanghai Youxu New Energy Technology Co., Ltd

Signed by:	José Benjamín Solis Valencia	Signed by:

Date: 16/01/2025		Date: 16/01/2025

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